FOR IMMEDIATE RELEASE

Panera Bread Appoints Thomas Patrick Kelly, Interim CFO

ST. LOUIS, MO, April 10, 2012 - Panera Bread Company (NASDAQ: PNRA) announced that its Board of Directors has appointed Thomas Patrick Kelly Interim Chief Financial Officer, effective April 9, 2012. Mr. Kelly will report to Bill Moreton, President and Co-Chief Executive Officer, and is serving as Interim CFO while the Company searches for a permanent CFO.

As interim CFO, Mr. Kelly will manage the Company's finance and accounting departments. Mr. Moreton will continue to be the primary contact with the investment community during the search for its new CFO.

"We are pleased to announce the addition of Patrick to Panera's senior management team as Interim CFO," commented Bill Moreton. “As an experienced financial executive with over 10 years of CFO and CEO experience on both a permanent and interim basis in various industries ranging from airlines to manufacturing to technology, Patrick provides Panera with the expertise and experience we are looking for during this transition. The search for our permanent CFO is on-going and we anticipate that it will take four to six months to find the right permanent replacement."

Contact Information

Investor Inquiries:	Michele Harrison
VP, Investor Relations
michele.harrison@panerabread.com
(314) 984-4966

Media Inquiries:	Linn Parrish
VP, Public Relations
linn.parrish@panerabread.com
(314) 984-4959

About Panera Bread Company

Panera Bread Company owns and franchises 1,541 bakery-cafes as of December 27, 2011 under the Panera Bread®, Saint Louis Bread Co.®, and Paradise Bakery & Café® names. Our bakery-cafes are principally located in suburban, strip mall and regional mall locations. We feature high quality, reasonably priced food in a warm, inviting, and comfortable environment. With our identity rooted in handcrafted, fresh-baked, artisan bread, we are committed to providing great tasting, quality food that people can trust. Nearly all of our bakery-cafes have a menu highlighted by antibiotic-free chicken, whole grain bread, and select organic and all-natural ingredients, with zero grams of artificial trans fat per serving, which provide flavorful, wholesome offerings. Our menu includes a wide variety of year-round favorites complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the United States and in Ontario, Canada, our customers enjoy our warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access. Our bakery-cafes routinely donate bread and baked goods to community organizations in need. Additional information is available on our website, www.panerabread.com

Matters discussed in this news release and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion relating to the timing of our hiring a permanent Chief Financial Officer, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe,” “positioned,” "estimate,” “project,” “target,” “plan,” “goal,” “assume,” “continue,” “intend,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended December 27, 2011 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.